UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 28, 2009

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

4575 SW Research Way, Suite 200

Corvallis, OR 97333

(Address of principal executive offices)

(541) 753-3635

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 28, 2009, AVI BioPharma, Inc. (the “Company”) entered into a contract amendment to its contract HDTRA 1-07-C-0010 with the U.S. Defense Threat Reduction Agency (“DTRA”) to support additional tasks for the continued development of DTRA’s programs with the Transformational Medical Technologies Initiative (“TMTI”) for the Company’s Ebola Virus and Marburg Virus therapeutic product candidates.  Under this amendment, DTRA has extended the contract performance period to November 29, 2009 and added a cost modification of an additional $5.9 million, thus increasing the contract amount to $33.9 million.  The Company may spend up to 50% of the additional contract amount without further approval but authority to spend up to the full additional amount must be subsequently granted, by DTRA, which is expected to be completed on or before June 30, 2009.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corvallis, State of Oregon, on June 2, 2009.

AVI BioPharma, Inc.

By:	/s/ Leslie Hudson, Ph.D.

Leslie Hudson, Ph.D.
President and Chief Executive Officer (Principal Operating Officer)